VOTING AGREEMENT FOR CERTAIN MERKERT STOCKHOLDERS


      VOTING AGREEMENT dated as of April __, 1999 (the "Agreement") between Richmont Marketing Specialists Inc., a Delaware corporation (the
"Company"), and Monroe & Company II, LLC, Joseph T. Casey, Glenn F. Gillam, Douglas H. Holstein, Gerald R. Leonard, Sidney D. Rogers, Jr. and Thomas R. Studer (collectively the "Holders").

      The Company, Merkert American Corporation, a Delaware corporation ("Merkert"), and MS Acquisition Limited, a Texas limited partnership, Ronald D. Pedersen, Bruce A. Butler, Gary R. Guffey and Jeffrey A. Watt propose to enter into an Agreement and Plan of Merger dated as of April ___, 1999 (the "Merger Agreement"), pursuant to which the Company would be merged (the "Merger") with and into Merkert, and each outstanding share of capital stock of the Company would be converted into shares of common stock, par value $.01 per share, of Merkert ("Merkert Common Stock");

      As a condition of its entering into the Merger Agreement, the Company has requested the Holders to agree, and the Holders have agreed, to enter into this Agreement; and

      Prior to the date hereof, the Company and the Holders had no agreement, arrangement or understanding (as defined in Section 203 of the Delaware General Corporation Law (the "DGCL")) for the purpose of acquiring, holding, voting or disposing of shares of capital stock, of any class or series, of Merkert ("Merkert Capital Stock").

      NOW, THEREFORE, the parties hereto agree as follows:

      1. Representations and Warranties of the Holders. Each Holder represents and warrants to Merkert as follows:

            (a) Ownership of Securities. The Holder is the record and beneficial owner of the number of shares of Merkert Capital Stock set forth on the signature page to this Agreement (the "Existing Securities," and, together with any shares of Merkert Capital Stock or other securities of Merkert hereafter acquired by the Holder, the "Subject Securities"). Other than as disclosed in the Merkert Disclosure Letter (as such term is defined in the Merger Agreement), the Holder does not own any capital stock or other securities of Merkert (including any options, warrants, rights, commitments, preemptive right or agreements of any kind for the issuance or sale of, or outstanding securities convertible into any shares of capital stock, of any class, of Merkert, or outstanding warrants, options or other rights to acquire any such convertible securities or stock appreciation rights or other instrument whose value is derived from the Merkert Capital Stock) on the date of this Agreement other than the Existing Securities. The Holder has sole voting power and sole power to issue instructions with respect to the voting of the Existing Securities, sole power of disposition, sole power of exercise or conversion and the sole power to demand appraisal rights, in each case with respect to all of the Existing Securities. On the date of the meeting of stockholders of Merkert or, if applicable, on the effective date of the written consent in lieu of a meeting, at which or pursuant to which the Merger and the Merger Agreement are to be considered, will have sole voting power and sole power to issue instructions with respect to the voting of all of the Subject Securities, sole power of disposition, sole power of exercise or conversion and the sole power to demand appraisal rights, in each case with respect to all of the Subject Securities.

            (b) Power; Binding Agreement. The Holder has full power and authority to enter into and perform all of the Holder's obligations under this Agreement. If Holder is an entity, the execution by Holder of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or partnership action on the part of Holder and no other action on the part of Holder is required in connection therewith. This Agreement has been duly and validly executed and delivered by the Holder and constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms.

            (c) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby and neither the execution and delivery of this Agreement by the Holder nor the consummation by the Holder of the transactions contemplated hereby nor compliance by the Holder with any of the provisions hereof shall conflict with or result in any breach of any applicable organizational documents of Merkert applicable to the Holder or, if applicable, any organizational documents of the Holder (including without limitation any charter documents or partnership agreement), result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Holder is a party or by which the Holder's properties or assets may be bound or violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Holder or any of the Holder's properties or assets.

            (d) No Liens. The Existing Securities are now and, at all times during the term hereof, the Subject Securities will be held by the Holder, or by a nominee or custodian for the benefit of such Holder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any encumbrances arising hereunder.

      2. Agreement to Vote Shares. At every meeting of the stockholders of Merkert called with respect to any of the following, and at every postponement or adjournment thereof, and on every action or approval by written consent of the stockholders of Merkert with respect to any of the following, each Holder agrees that it shall vote all of the Subject Securities that it owns beneficially and of record on the record date of any such vote: (i) in favor of the Merger, the execution and delivery of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement and (ii) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Merkert or any of its subsidiaries; (2) a sale, lease or transfer of a material amount of assets of Merkert or any of its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of Merkert or any of its subsidiaries; (3) (a) any change in the majority of the board of directors of Merkert or any of its subsidiaries; (b) any material change in the present capitalization of Merkert or any of its subsidiaries or any amendment of the Certificate of Incorporation or similar governing document of Merkert or any of its subsidiaries; (c) any other material change in the corporate structure or business of Merkert or any of its subsidiaries; or
(d) any other action, which, in the case of each of the matters referred to in clauses (a), (b), (c) or (d) above, is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to the Company of the Merger or the transactions contemplated by the Merger Agreement or this Agreement.

      3. IRREVOCABLE PROXY. EACH OF THE HOLDERS HEREBY GRANTS TO, AND APPOINTS THE COMPANY AND THE CHIEF EXECUTIVE OFFICER OF THE COMPANY AND THE CHIEF FINANCIAL OFFICER OF THE COMPANY, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF THE COMPANY, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF THE COMPANY, AND ANY OTHER DESIGNEE OF THE COMPANY, EACH OF THEM INDIVIDUALLY, THE HOLDER'S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT WITH RESPECT TO THE HOLDER'S SUBJECT SECURITIES IN ACCORDANCE WITH SECTION 2 HEREOF. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE, AND EACH HOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY IT WITH RESPECT TO THE SUBJECT SECURITIES.

      4. Representations and Warranties of the Company.

            (a) Power; Binding Agreement. The Company has full corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution by the Company of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Company and no other action on the part of the Company is required in connection therewith. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

            (b) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof shall conflict with or result in any breach of any organizational documents applicable to the Company or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Company is a party or by which the Company's properties or assets may be bound or violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Company or any of the Company's properties or assets.

      5. Covenants of the Holder. Each of the Holders hereby agree and covenant that:

            (a) Restriction on Transfer, Proxies and Noninterference. The Holder shall not, directly or indirectly: (i) except pursuant to the terms of the Merger Agreement offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Subject Securities, except that Monroe & Company II, LLC may distribute its Subject Securities to its members so long as such distributees agree to be bound by the terms of this Agreement; (ii) except as contemplated by this Agreement and the Merger Agreement, grant any proxies or powers of attorney, deposit any such Subject Securities into a voting trust or enter into a voting agreement with respect to any of the Subject Securities; or (iii) take any action that would make any representation or warranty contained herein untrue or incorrect or have the effect of preventing, restricting or disabling such Holder from performing its obligations under this Agreement.

      6. Assignment; Benefits. Other than as permitted in the preceding sentence, this Agreement may not be assigned by any party hereto without the prior written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the Holder, the Company and their respective successors and permitted assigns. Any distributee of Subject Securities in accordance with Section 5(a)(i) hereof shall be deemed to be a "Holder" for purposes of this Agreement.

      7. Notices. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and to the address of such party set forth on the signature pages hereto or to such other address as any party shall specify by written notice shall be deemed to have been delivered as of the date so delivered.

      8. Specific Performance. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      9. Amendment. This Agreement may not be amended or modified, except by an instrument in writing signed by or on behalf of each of the parties hereto. This Agreement may not be waived by either party hereto, except by an instrument in writing signed by or on behalf of the party granting such waiver.

      10. Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to its rules regarding conflict of laws. The parties hereto hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement, the transactions contemplated hereby or any document referred to herein (and the parties agree not to commence any action, suit or proceeding related thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth on the signature pages hereto shall be effective service of process for any such action, suit or proceeding brought against any party in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of the State of Delaware or the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum.

      11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

      12. Defined Terms. Terms used herein but not otherwise defined shall have the meanings set forth in the Merger Agreement.

      13. Termination. This Agreement shall terminate upon the earlier of
(i) the consummation of the Merger or (ii) the termination of the Merger Agreement pursuant to its terms. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or affiliates; provided, however, that nothing herein shall relieve any party from any liability for such party's willful breach of this Agreement; and provided further that nothing herein shall limit, restrict, impair, amend or otherwise modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including, without limitation, the Merger Agreement.


             [Remainder of this Page Intentionally Left Blank]



                     [VOTING AGREEMENT SIGNATURE PAGE]

      IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto, all as of the date first above written above.

                                          RICHMONT MARKETING
                                          SPECIALISTS INC.


                                          By:________________________________
                                             Name:
                                             Title:

                                          Address:
                                          -------
                                          ___________________________________

                                          ___________________________________

                                          ___________________________________


                                          STOCKHOLDERS:

                                          MONROE & COMPANY II, LLC


                                          By:________________________________
                                             Name:
                                             Title:

                                          Existing Securities:
                                          -------------------

                                          Class:_____________________________
                                          Number of Shares:__________________

                                          Address:
                                          -------
                                          ___________________________________

                                          ___________________________________

                                          ___________________________________



                     [VOTING AGREEMENT SIGNATURE PAGE]


                                          __________________________________
                                          Joseph T. Casey

                                          Existing Securities:
                                          -------------------
                                          Class:____________________________
                                          Number of Shares:_________________

                                          Address:
                                          -------
                                          __________________________________

                                          __________________________________

                                          __________________________________



                                          __________________________________
                                          Glenn F. Gillam

                                          Existing Securities:
                                          -------------------
                                          Class:____________________________
                                          Number of Shares:_________________

                                          Address:
                                          -------
                                          __________________________________

                                          __________________________________

                                          __________________________________



                                          Douglas H. Holstein

                                          Existing Securities:
                                          -------------------
                                          Class:___________________________
                                          Number of Shares:________________

                                          Address:
                                          -------
                                          __________________________________

                                          __________________________________

                                          __________________________________



                     [VOTING AGREEMENT SIGNATURE PAGE]



                                          __________________________________
                                          Gerald R. Leonard

                                          Existing Securities:
                                          -------------------
                                          Class:____________________________
                                          Number of Shares:_________________

                                          Address:
                                          -------
                                          __________________________________

                                          __________________________________

                                          __________________________________



                                          __________________________________
                                          Sidney D. Rogers, Jr.

                                          Existing Securities:
                                          -------------------
                                          Class:____________________________
                                          Number of Shares:_________________

                                          Address:
                                          -------
                                          __________________________________

                                          __________________________________

                                          __________________________________



                                          __________________________________
                                          Thomas R. Studer

                                          Existing Securities:
                                          -------------------
                                          Class:____________________________
                                          Number of Shares:_________________

                                          Address:
                                          -------
                                          __________________________________

                                          __________________________________

                                          __________________________________